UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL PRECIOUS METALS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7350 Primary Standard Industrial Classification Code Number	46-3299283 IRS Employer Identification Number

64040 Harvest Moon Rd.,

Desert Hot Springs, CA, 92240
Telephone: (760) 799-9462
(Name, address and telephone of principal executive offices)

Business Filings Incorporated
6100 Neil Road, Suite 500
Reno, Nevada 89511
Telephone: (608) 827-5300
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone:(206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	2,000,000	$0.10 per share	$200,000	$25.76
TOTAL	2,000,000	$0.10 per share	$200,000	$25.76

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2)

Being sold in a Direct Public Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated November__, 2013

2

PROSPECTUS

INTERNATIONAL PRECIOUS METALS INCORPORATED.

2,000,000 SHARES
COMMON STOCK

Before this offering, there has been no public market for our common stock.  After we complete this offering, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority.  There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

We are offering 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering price is $0.10 per share.

There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by Roger Robertson, our sole officer and director. Mr. Robertson will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks.  See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: November__, 2013

3

4

Summary

Prospective investors are urged to read this prospectus in its entirety.

Our Business

We were incorporated on July 29, 2013.  We are a development stage company.  We do not have any revenues or operations, and we have minimal assets and have incurred losses since inception.  We intend to form a precious metals export company for the purpose of exporting precious metals worldwide for sale to designated refineries.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

Our administrative office is located at 64040 Harvest Moon Rd., Desert Hot Springs, CA, USA 92240.  Our registered statutory office is located at 64040 Harvest Moon Rd., Desert Hot Springs, CA, USA 92240.  Our fiscal year end is August 31, 2013.

Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

The Offering:

Securities Being Offered	Up to 2,000,000 shares of common stock, par value $0.001.
Terms of the Offering

We are offering up to 2,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officers and directors will attempt to sell the shares, without any involvement of underwriters or broker-dealers.

Securities Issued And to be Issued	5,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. In addition, we are offering up to 2,000,000 in a direct public offering.
Use of Proceeds	We will receive proceeds from the shares of our common stock that we sell we sell pursuant to our Direct Public Offering. See “Use of Proceeds.”
Termination of the Offering

The offering will conclude when all of the 2,000,000 shares of common stock that are being offered by us have been sold, or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

5

Summary Financial Information (Audited)

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

August 31, 2013
Balance Sheet
Total Assets	$20,067
Total Liabilities	$26,600
Stockholders’ Equity	$(6,533)
Period from July 29, 2013 (date of inception) to August 31, 2013
Income Statement
Revenue	$-
Total Cost of Goods Sold	$-
Total Operating Expenses	$11,533
Net Loss	$(11,533)

6

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.

We were incorporated in July 29, 2013 and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception is $11,533, of which $38 is for office and general fees, and $11,495 is for professional fees.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*

completion of this offering

*

our ability to attract customers who will buy our services from us

*

our ability to generate revenues through the sale of our services

Based upon current plans, we expect to incur operating losses in future periods since we will be  incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause you to lose your investment.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have no metal suppliers.  We have not identified any suppliers and we cannot guarantee we ever will have any suppliers.  Even if we obtain suppliers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Since we are small and do not have much capital, we must limit marketing our services.  The sale of services is how we will initially generate revenues.  Because we will be limiting our marketing activities, we may not be able to attract enough suppliers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING CUSTOMERS AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

Our sole officer and director, Mr. Robertson, will only be devoting limited time to our operations.  Mr. Robertson, our president and sole director will be devoting approximately 15 hours per week of his time to our operations.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director.  He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.  However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR DOES NOT HAVE PRIOR EXPERIENCE IN FINANCIAL ACCOUNTING AND THE PREPARATION OF REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE MAY HAVE TO HIRE INDIVIDUALS WHICH COULD RESULT IN AN EXPENSE WE ARE UNABLE TO PAY.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof.  If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

7

RISKS RELATED TO THIS OFFERING:

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WHO IS ALSO OUR SOLE PROMOTER, WILL OWN 71.4% OF OUR TOTAL OUTSTANDING COMMON STOCK EVEN IF THE MAXIMUM AMOUNT OF THE OFFERING IS SOLD, HE WILL RETAIN CONTROL OF US AND WILL BE ABLE TO DECIDE WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF OUR SHARES.

Even if we sell all 2,000,000 shares of common stock in this offering, Roger Robertson will own 71.43% of our total outstanding common.  As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Robertson will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock.  Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

BECAUSE THE SEC IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKERS WHO DEAL IN OUR SHARES THAT ARE PENNY STOCKS, SOME BROKERS MAY BE UNWILLING TO TRADE THEM.  THIS MEANS THAT YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES AND THIS MAY CAUSE THE PRICE OF OUR SHARES TO DECLINE.

Our shares would be classified as penny stocks and are covered by Section IS (g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

8

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will receive all of the proceeds from the sale of the common stock offered through this prospectus in our direct public offering.  We are offering up to 2,000,000 shares in a direct public offering, without the involvement of underwriters or broker-dealers.

Based on the maximum offering price, we estimate that our net proceeds from the Offering, after deducting commission and other estimated expenses payable in relation to the Offering (estimated to be $60,000) will be approximately $140,000.  We cannot guarantee that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum offering amount.

The foregoing represents our best estimate of our allocation of our net proceeds from the Offering based on our current plans and estimates regarding our anticipated expenditures.  Actual expenditures may vary from these estimates, and we may find it necessary or advisable to re-allocate our net proceeds within the categories described above or to use portions of our net proceeds for other purposes.

Pending the use of our net proceeds in the manner described above, we may also use our net proceeds for our working capital, place the funds in fixed deposits with banks and financial institutions or use the funds to invest in short-term money market instruments, as our Directors may deem appropriate in their absolute discretion.

We estimate that the expenses of the Offering will amount to approximately $60,000.

Our direct public offering is being made on a self-underwritten basis - with no minimum and a maximum of $200,000.  The table below sets forth the use of proceeds if 25%, 50%, 75% or 100% is sold.

	25%	50%	75%	100%
Gross Proceeds	$50,000	$100,000	$150,000	$200,000
Offering Expenses	$60,000	$60,000	$60,000	$60,000
Net Proceeds	$(10,000)	$40,000	$90,000	$140,000

The net proceeds will be used as follows:

	25%	50%	75%	100%
Website development	0	2,500	10,000	15,000
Repayment of loan	(10,000)	10,000	10,000	10,000
Marketing & Advertising	0	0	30,000	30,000
Export Licensing	0	0	10,000	20,000
Equipment	0	2,500	5,000	10,000
Hiring one additional employee	0	0	0	30,000
Audit, accounting and filing fees	0	25,000	25,000	25,000
Total	$(10,000)	$40,000	$90,000	$140,000

9

Determination of Offering Price

The price of the shares we are offering was arbitrarily by us.  The offering price bears no relationship to our assets, earnings, book value or other criteria of value.  Among the factors we considered were:

•

our lack of operating history

•

the proceeds to be raised by the offering

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, and

•

our relative cash requirements.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon 5,000,000 common shares issued and outstanding and, a net tangible book value of $(6,533) or $(0.0013) per share of common stock as of August 31, 2013.

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 100% of the shares of common stock in this offering.  After giving effect to the sale of 2,000,000 shares at an offering price of $0.10 per share of common stock our net tangible book value as of the closing of this offering would increase from $(0.0013) to $0.0276 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0289 per share to current shareholders, and immediate dilution of about $0.0724 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.10
Net tangible book value per share prior to offering	$(0.0013)
Increase per share attributable to new investors	$0.0289
Net tangible book value per share after offering	$0.0276
Dilution per share to new investors	$0.0724

The following assumes the sale of 75% of the shares of common stock in this offering.  After giving effect to the sale of 1,500,000 shares at an offering price of $0.10 per share of common stock our net tangible book value as of the closing of this offering would increase from $(0.0013) to $0.0221 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0234 per share to current shareholders, and immediate dilution of about $0.0779 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.10
Net tangible book value per share prior to offering	$(0.0013)
Increase per share attributable to new investors	$0.0234
Net tangible book value per share after offering	$0.0221
Dilution per share to new investors	$0.0779

The following assumes the sale of 50% of the shares of common stock in this offering.  After giving effect to the sale of 1,000,000 shares at an offering price of $0.10 per share of common stock our net tangible book value as of the closing of this offering would increase from $(0.0013) to $0.0156 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0169 per share to current shareholders, and immediate dilution of about $0.0844 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.10
Net tangible book value per share prior to offering	$(0.0013)
Increase per share attributable to new investors	$0.00169
Net tangible book value per share after offering	$0.00156
Dilution per share to new investors	$0.0844

The following assumes the sale of 25% of the shares of common stock in this offering.  After giving effect to the sale of 500,000 shares at an offering price of $0.10 per share of common stock our net tangible book value as of the closing of this offering would increase from $(0.0013) to $0.0079 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0092 per share to current shareholders, and immediate dilution of about $0.0921 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.10
Net tangible book value per share prior to offering	$(0.0013)
Increase per share attributable to new investors	$0.092
Net tangible book value per share after offering	$0.0079
Dilution per share to new investors	$0.0921

10

Plan of Distribution

We are offering up to 2,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and director will attempt to sell the shares, without any involvement of underwriters or broker-dealers.  This prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the section of this prospectus entitled "Plan of Distribution”.  The shares will be offered at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.  The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “International Precious Metals Incorporated”.  No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

11

Section 15(g) of the Exchange Act - Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including "bid' and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with a bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules.  Therefore, security holders may have difficulty selling those securities.

Regulation M

Our sole officer and director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our precious metals trading company.  We believe the technical aspects of our website will be sufficiently developed to use for our operations within 90 days from the completion of our offering.  Accordingly, we must raise cash from sources other than operations.  Our only other source for cash at this time is investments by others in our company.  We must raise cash to implement our project and begin our operations.  Regardless of the amount of money that we raise in this offering, we estimate that it will last twelve months.  The difference between the amount we raise and spend relates to the website development; marketing and advertising; equipment and officefurniture; hiring one employee and visiting a precious metal exporting country.  In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our business plan to potential suppliers.  We will not begin operations until we raise money from this offering.

We have only one officer and director.  He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  When theses controls are implemented, He will be responsible for the administration of the controls.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

12

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 31, 2013, there were 5,000,000 shares of our common stock issued and outstanding that is held by 1 stockholder of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Reports

After we complete this offering, we will not be required to furnish you with an annual report.  Further, we will not voluntarily send you an annual report.  We will be required to file reports with the SEC under section I 5 (d) of the Securities Act and the reports will be filed electronically.  The reports we will be required to file are Forms 10- K, 10-Q, and 8- K.  You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock transfer agent

We have not selected a stock transfer agent yet.

13

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We were incorporated in the State of Nevada on July 29, 2013.  We have not started operations.  We intend to provide a precious metals export company for the export of precious metals from Ghana and other jurisdictions for resale to refineries in various parts of the world, especially the United States of America. Ghana is a major gold producer with many small hinterland miners with raw gold for sale.

We have not yet generated any revenues and the only operation we have engaged in is the development of a business plan.  Our business office is located at 64040 Harvest Moon Rd., Desert Hot Springs, CA, 92240.  This is the home office of our President, Roger Robertson.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.  We have not yet begun operations and will not begin operations until we have completed this offering.  Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or advisory services by the public.

Our Strategy

We intend to develop a system for precious metal purchases from small miners in the developing world.  These precious metals will be purchased directly from producers, rough refined and assayed in the country of origin, then exported through the appropriate agency.  Initially, we intend to focus on the export of precious metals from Ghana, West Africa and gradually expand to other jurisdictions in West Africa and Latin America.  Most of the gold produced in Ghana is exported to America, Europe and Asia.  Through contacts in Ghana commissioned purchasing agents will be hired to secure precious metals from producers and to expedite the export process.

The Bullion Street states gold production in Ghana climbed 17% in 2012.

Production climbed to 4.2 million ounces from 3.6 million ounces in 2011.  The 2012 figure beats the commission’s forecast of 3.9 million ounces.

ACCRA (Bullion Street):  Africa’s second largest gold producer in Ghana announced a 17 percent increase in gold production last year.

According to Ghana Minerals Commission, the increase in output was mainly due to rising prices that encouraged higher output by companies.

Gold prices averaged $1,668 an ounce in 2012 from $1,572 an ounce a year earlier.  Production climbed to 4.2 million ounces from 3.6 million ounces in 2011.  The 2012 figure beats the commission’s forecast of 3.9 million ounces.

Australian miner Adamus Resources poured its first gold in January last year.  Newmont’s second gold mine at Akyem, located about 125 kilometers (80 miles) northwest of Accra is expected to start commercial production in 2013 with as much as 450,000 ounces annually.

Johannesburg-based miners AngloGold Ashanti Ltd. and Gold Fields Ltd. also operate in Ghana which has West Africa’s second-biggest economy after Nigeria.

Target Market

Initially we intend to focus on the export of precious metals from Ghana, West Africa and gradually expand to other jurisdictions in West Africa and Latin America.  A large number of gold exporting companies operate successfully in West Africa including Ghana.  Most of the gold produced in Ghana is exported to America, Europe and Asia.

Through contacts in Ghana commissioned purchasing agents will be hired to secure precious metals from producers and to expedite the export process.

14

Regulatory Requirements

Jurisdictions that produce precious metals for export require some form of government control and licensing.  In Ghana, small exporting entities are required to be licensed through the government agency, Precious Metals Marketing Company Ltd. (PMMC).  This agency further requires that this exporting entity be incorporated as a Ghanaian company with at least one Ghana shareholder.  Licensing usually takes about two weeks at a cost of $2,000 USD per year.

After satisfying these requirements this Ghana company would be exclusively contracted to International Precious Metals Incorporated to facilitate the purchase and export of precious metals.

Other jurisdictions have similar export requirements and these will be assiduously adhered to as International Precious Metals Incorporated expands its operations to other countries.

Once the precious metal is approved for export and exported, it will be sent directly to a contracted refinery primarily in the United States where it will be assayed and payment immediately made by bank wire transfer

Some of the precious metals will be purchased for cash in the country of origin, secured under a letter of credit or sold under consignment and paid directly by the refinery.

Marketing

Initially, our services will be promoted by Mr. Robertson.  He will secure purchasing agents in Ghana through his contacts with Ghana citizens living in North America and through contacts in Ghana.  These agents will visit mine sites in Ghana to begin the procurement of precious metals primarily raw gold for export.

Revenue

We intend to generate revenue through the purchase of precious metals from producers, then exporting and selling to overseas refineries.  The differential between the purchase price and selling price minus expenses constitutes net profit to International Precious Metals Incorporated.  Prices paid by our U.S. refinery are based on Kitco prices on the day of the sale. Expenses will include commissions to purchasing agents, in country transportation, assay costs, export duties and fees, air transport, import duties and refinery charges at the refinery.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our sole officer and director.  We intend to hire additional employees when they are needed.

Offices

Our administrative office is currently located at 64040 Harvest Moon Rd., Desert Hot Springs, CA, USA 92240 and our registered statutory office is at the same location.  Upon the completion of our offering, we intend to establish an office elsewhere.  As of the date of this prospectus, we have not sought or selected a new office site.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 4421 Edward Avenue, Las Vegas, Nevada 89108.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 1 registered shareholder, our sole officer and director.

15

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding, which will equal 50,000 shares as of the date of this prospectus; or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Assuming we sell less than  50% of the total offering, we will not be conducting any product research or development.  We do not expect to purchase any significant equipment.  Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our goal is to commence our operations.  We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering.  We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective.  We will not begin operations until we have closed this offering.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completion of the offering, we will immediately begin to develop our website.  We believe that our website can be fully operational within 90 days and that it will cost between $2,000 and $4,500 to build our website.

3.

After our website is established, we intend to begin to market our business to potential suppliers or investors through our website and by personal contact through Mr. Robertson, our president.  Within 120 days after we complete our public offering, we should be in the position begin to obtain export licensing in Ghana.

In summary, our website should be fully operational within 90 days and we should begin the process to obtain export licensing in West Africa and subsequently Latin America.  If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

16

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in development stage operations and have not yet generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to our existing shareholders.

Results of Operations for the Period Ending August 31, 2013

Revenues

We have not generated any revenues from our inception on July 29, 2013 to August 31, 2013.

Expenses

We have incurred total operating expenses of $11,533 since our inception on July 29, 2013 to August 31, 2013.  These expenses were comprised of professional fees of $11,495, and other office and general expenses of $38.

Liquidity and Capital Resources

As at August 31, 2013, we had total current assets of $20,067, cosisting of cash.

Cash Used in Operating Activities

Cash used in operating activities was $10,033 since our inception on July 29, 2013 to August 31, 2013.

Cash from Financing Activities

From our inception, on July 29, 2013, to August 31, 2013, we have raised a total of $30,100.  The amount raised was comprised of $5,000 from proceeds from sale of common stock and 25,100 from loans from a related party.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

17

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and directors and their ages as of the date of this prospectus is as follows:

       Name of Director

Age

Roger J. Robertson

79

Executive Officer:

       Name of Officer

Age

                    Office_____________________

Roger J. Robertson                                 79

President, Chief Executive Officer, Secretary, Treasurer,
Chief Financial Officer, Principal Accounting Officer

Biographical information

Set forth below is a brief description of the background and business experience of our sole officer and our directors for the past five years.

Roger J. Robertson, Director and President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer

Mr. Roger Robertson is a retired, respected project manager and mining engineer with 40 years’ experience in developing mines in North and South America for multi-national corporations.  Mr. Robertson has been retired for the past 5 years.  Mr. Robertson has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”).  Pursuant to NASDAQ’s definition, we do not have any independent directors.

Term of Office

Our officers and our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

There are no persons other than our sole officer and directors above that are expected by us to make a significant contribution to our business.

18

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on July 29, 2013 to August 31, 2013 (our fiscal year-end).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2013 ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Roger Robertson, President, CEO, Secretary, Treasurer, CFO, Principal Accounting Officer and Director	2013	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

We do not have any employment agreements.

19

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002, United States of America.

Shareholders	Number of Shares	Percentage
Roger Robertson	5,000,000	100%

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 5,000,000 shares of common stock outstanding as of August 31, 2013.

Certain Relationships and Related Transactions

On August 28, 2013, we issued a total of 5,000,000 shares of restricted common stock to Roger Robertson sole officer and director.  These shares represent 100% of our issued and outstanding shares.

Further, Mr. Robertson has advanced $25,100 to the company for expenses.  Mr. Robertson will be repaid from the proceeds of this offering.  There is no due date for the repayment of the funds advanced by Mr. Robertson. The obligation to Mr. Robertson does not bear interest.  There is no written agreement evidencing the advancement of funds by Mr. Robertson or the repayment of the funds to Mr. Robertson.  The entire transaction was oral.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

20

Financial Statements

21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

International Precious Metals, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of International Precious Metals, Inc. (A Development Stage Company) as of August 31, 2013 and the related statement of operations, changes in stockholders' equity (deficit) and cash flows for the period  from inception (July 29, 2013) through August 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Precious Metals, Inc. (A Development Stage Company) as of August 31, 2013, and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statement, the Company suffered a net loss from operation and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ M&K CPAS, PLLC

 www.mkacpas.com

Houston, Texas

November 7, 2013

F-1

INTERNATIONAL PRECIOUS METALS, INC.
(A Development Stage Company)

BALANCE SHEET

August 31, 2013

ASSETS

CURRENT ASSETS
Cash	$20,067
TOTAL ASSETS	$20,067

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,500
Loans from Related Party	25,100
TOTAL CURRENT LIABILITIES	$26,600

STOCKHOLDERS' EQUITY (DEFICIT)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
5,000,000 common shares at August 31, 2013	$5,000
Deficit accumulated during the development stage	(11,533)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	$(6,533)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$20,067

The accompanying notes are an integral part of these financial statements.

F-2

INTERNATIONAL PRECIOUS METALS, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Cumulative results
from inception
(July 29, 2013) to
August 31, 2013
REVENUE

Revenues	$-
Total Revenues	$-

EXPENSES

Office and general	$38
Professional Fees	11,495
Total Expenses	$11,533

NET LOSS	$(11,533)

BASIC AND DILUTED LOSS PER COMMON SHARE
(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (Basic and Diluted)

5,000,000

The accompanying notes are an integral part of these financial statements.

F-3

INTERNATIONAL PRECIOUS METALS, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT
From inception (July 29, 2013) to August 31, 2013

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total
Balance at inception - July 29, 2013		-	-	-	-

Founder's stock issued on August 28, 2013
for cash, at $0.001 per share	5,000,000	$5,000	$-	$-	$5,000

Net Loss for the period to August 31, 2013				(11,533)	(11,533)

Balance, August 31, 2013	5,000,000	$5,000	$-	$(11,533)	$(6,533)

The accompanying notes are an integral part of these financial statements.

F-4

INTERNATIONAL PRECIOUS METALS, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

July 29, 2013
(date of inception) to
August 31, 2013

OPERATING ACTIVITIES
Net loss	$(11,533)
Change in other operating assets & liabilities:
Increase (decrease) in accrued expenses	$1,500

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
$(10,033)

FINANCING ACTIVITIES
Proceeds from sale of common stock	5,000
Loan from related party	25,100
NET CASH PROVIDED BY FINANCING ACTIVITIES
$30,100

NET INCREASE (DECREASE) IN CASH	$20,067

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$20,067

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-5

INTERNATIONAL PRECIOUS METALS, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

August 31, 2013

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

International Precious Metals, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $11,533.  The Company was incorporated on July 29, 2013 in the State of Nevada and established a fiscal year end at August 31.  The Company is a development stage company as defined in FASB ASC 915 organized to engage in mineral exploration.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. At August 31, 2013 there was a cash balance of $20,067.

Advertising

Advertising costs are expensed as incurred.  As of August 31, 2013, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.

F-6

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-

Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRS. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented.  The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

F-7

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has a working capital deficit of $6,533, an accumulated deficit of $11,533 and net loss from operations since inception of $11,533. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing shares.

The officer and director has committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On August 28, 2013, the Company issued 5,000,000 founder’s shares to its Director at $0.001 per share for $5,000 in cash.

NOTE 5 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception.  The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements.  The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.  The recorded values of long-term debt approximate their fair values, as interest approximates market rates.  As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

·       Level 1.  Observable inputs such as quoted prices in active markets;

·       Level 2.  Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

·       Level 3.  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable.  The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The following table presents assets that were measured and recognized at fair value as of August 31, 20131 and the year then ended on a recurring basis:

Description	Level 1	Level 2	Level 3	Total Realized Loss
	$ -	$ -	$ -	$ -
Totals	$ -	$ -	$ -	$ -

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

As of August 31, 2013, net advances from the shareholder of the Company were $25,100. The amount is unsecured, non-interest bearing and is due on demand.  Imputed interest is immaterial.

NOTE 7 – INCOME TAXES

The Company has losses carried forward for income tax purposes for August 31, 2013.  There are no current or deferred tax expenses for the period ended August 31, 2013 due to the Company’s loss position.  The Company has fully reserved for any benefits of these losses.  The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate.  Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry-forward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

August 31, 2013
Net operating loss carry forward	11,533
Effective Tax rate	35%
Deferred Tax Assets	4,037
Less: Valuation Allowance	(4,037)
Net Deferred Tax Asset	$ 0

The net federal operating loss carry forward will expire between 2029 and 2030.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381. In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions as of any date on or before August 31, 2013.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no events to disclose.

F-8

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$25.76
Accounting fees and expenses	$7,000.00
Legal fees and expenses	$50,000.00
Edgar filing fees	$2,000.00
Miscellaneous expenses	$974.24
Total	$60,000.00

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

22

Recent Sales of Unregistered Securities

On August 28, 2013, we issued 5,000,000 shares of common stock to our sole officer and director at a purchase price of $0.001 per share for cash received of $5,000.

All of the above shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").  In connection with this issuance, all purchasers were provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. They also represented to us that they were acquiring the shares as a principal for their own account with investment intent.  They each also represented that they were sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal Opinion of Dean Law Corp., with consent to use
23.1	Consent of M&K CPAS, PLLC
99.1	Form of Subscription Agreement

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

23

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Desert Hot Springs, State of California, on the 7th day of November, 2013.

International Precious Metals Incorporated.

By:/s/ Roger J. Robertson
Roger J. Robertson
President, Chief Executive Officer,
Secretary, Treasurer, Principal
Accounting Officer, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Roger J. Robertson	President, Chief Executive	November 7, 2013
Roger J. Robertson	Officer, Secretary, Treasurer,
Principal Accounting Officer,
Principal Financial Officer
and Director

24